EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-104254 of IDACORP, Inc. on Form S-8 of our report dated June 26, 2007, appearing in this Annual Report on Form 11-K of the Idaho Power Company Employee Savings Plan for the year ended December 31, 2006.

DELOITTE & TOUCHE LLP

Boise, Idaho
June 26, 2007

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